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                                                                    EXHIBIT 8.1



July 12, 2006

Arran Funding Limited
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands


Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel for Arran Funding Limited, a company organized under the laws of Jersey (Channel Islands), in connection with the preparation of post-effective amendment number 3 to the Registration Statement on Form S-3, Registration number 128502, as amended (the "Registration Statement"), filed by the Company with the Securities Exchange Commission (the "Commission").

Terms used but not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In rendering the opinion expressed herein, we have examined the Registration Statement and such other documents and legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, and (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), judicial decisions and other applicable authorities in effect as of the date the Registration Statement becomes effective, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinion is not binding on the IRS, and no ruling with respect to any of the issues raised by the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" has been requested from the IRS. No assurance can be given that the conclusions expressed in that discussion will not be challenged by the IRS or sustained by a court.



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                                                                         Page 2

Arran Funding Limited
July 12, 2006


Based upon and subject to the foregoing, we confirm that the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" sets forth in full our opinion as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, subject to the conditions and limitations set forth therein.
Specifically, as indicated in the Registration Statement, based upon the contemplated activities and certain covenants of each of the receivables trustee, the loan note issuer and the issuer, we are of the opinion that, although the matter is not free from doubt, none of the receivables trustee, the loan note issuer and the issuer will be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and therefore, that none of these entities will be subject to U.S. federal income tax on their net income. Furthermore, we understand that in connection with each offering you will receive an opinion of counsel that, while not free from doubt, under the U.S. federal tax law at such time, the class A notes, class B notes and class C notes will be treated as debt for U.S. federal income tax purposes.

The opinion contained herein is limited to those matters expressly covered. No opinion is to be implied with respect to any other matter. We express no opinion as to the laws of any jurisdiction other than the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the captions "The Notes - Overview, Tax Considerations," "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/CLIFFORD CHANCE US LLP